PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT ("Agreement") is made as of the 20th day of July 2009 by and among Ruby Creek Resources Inc., a Nevada corporation (the "Company"), and the Investors set forth on the signature pages affixed hereto (each an "Investor" and collectively the "Investors").

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A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended; and

B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) an aggregate of 400,000 shares of common stock, par value $0.001 per share (the "Common Stock"), at a purchase price of $0.05 per share; and (ii) warrants to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $0.05 per share (subject to adjustment) in the form attached hereto as Exhibit A (the "Warrants").

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

"Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

"Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, Common Stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company's Knowledge" means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

"Confidential Information" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

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"Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

"Material Adverse Effect" means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

"Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

"Purchase Price" means Twenty Thousand ($20,000) Dollars.

"SEC Filings" has the meaning set forth in Section 4.6.

"Securities" means the Shares, the Warrants and the Warrant Shares.

"Shares" means the shares of Common Stock being purchased by the Investors hereunder.

"Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

"Transaction Documents" means this Agreement and the Warrants.

"Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

"1933 Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and Warrants in the respective amounts set forth opposite the Investors' names on the signature pages attached hereto in exchange for the Purchase Price as specified in Section 3 below.

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3. Closing. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, the Company shall deliver to Littman Krooks LLP, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares and Warrants, with instructions that such certificates are to be held for release to the Investors only upon payment in full of the Purchase Price to the Company by all the Investors. Upon such receipt by Littman Krooks LLP of the certificates, each Investor shall promptly, but no more than one Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor's pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement. On the date (the "Closing Date") the Company receives the Purchase Price, the certificates evidencing the Shares and Warrants shall be released to the Investors (the "Closing"). The Closing of the purchase and sale of the Shares and Warrants shall take place at the offices of Littman Krooks LLP, 655 Third Avenue, 20th Floor, New York, New York 10017, or at such other location and on such other date as the Company and the Investors shall mutually agree.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"):

4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. The Company's Subsidiaries are listed on Schedule 4.1 hereto.

4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

4.3 Capitalization. Schedule 4.3 sets forth the authorized capital stock of the Company on the date hereof. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, fully paid, and nonassessable. Except as as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is obligated to issue any equity securities of any kind. Except as contemplated by as described on Schedule 4.3, except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.

4.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors),

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except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and will be entitled to the relative rights, powers and preferences set forth in the Certificate of Incorporation of the Company. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, and payment of the exercise price thereunder, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

4.6 Delivery of SEC Filings. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended May 31, 2008 (the "10-K"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the "SEC Filings").

4.7 Use of Proceeds. The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

4.8 No Material Adverse Change. Since May 31, 2009, except as identified and described in the SEC Filings or as described on Schedule 4.8, there has not been any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.9 SEC Filings. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.11 Tax Matters. The Company and each Subsidiary has prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the

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Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.11, there are no outstanding tax payment or tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12 Title to Properties. Except as disclosed in the SEC Filings or as described on Schedule 4.12, the Company and each Subsidiary has good and marketable title to all properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13 Certificates, Authorities and Permits. Except as disclosed in the SEC Filings or as described on Schedule 4.13, the Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14 Intellectual Property. All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and, to the Company's Knowledge, is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened.

4.15 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

4.16 Litigation. Except as described in the SEC Filings or on Schedule 4.16, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated.

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4.17 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.17, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.18 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.18.

4.19 Private Placement. Subject to the accuracy of the Investors' representations in Section 5 of this Agreement, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement. Such Investor was not formed solely for the purpose of investing in the Securities.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Neither such Investor nor any Affiliate of such Investor is a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and

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experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.

5.6 Restricted Securities. Such Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) "The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws."

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

6. Conditions to Closing.

6.1 Conditions to the Investors' Obligations. The obligation of each Investor to purchase the Shares and the Warrants at the Closing is subject to the fulfillment to such Investor's satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such

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representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) Intentionally deleted.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (d) of this Section 6.1.

(f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents, and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

6.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Shares and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the "Investment Representations"), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

(b) Intentionally deleted.

(c) The Investors shall have delivered or caused to be delivered the Purchase Price to the Company.

7. Piggy-Back Registration Rights and Indemnificaiton

As used in this Section 7:

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"**Effective Date**" shall mean the date the Registration Statement is declared effective by the Commission.

"**Prospectus**" shall mean the prospectus included in the Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"**Registrable Securities**" shall mean any Shares and Warrants Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, adjustment, recapitalization or similar event with respect to the foregoing.

"**Registration Statement**" shall mean a registration statement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(i) If, at any time during the period beginning on the day falling six months after the Closing Date and ending on the sooner of (A) the day falling 24 months after the Closing Date and (B) when the Registrable Securities may be sold without restriction and without volume limitations pursuant to Rule 144 of the 1933 Act, the Company shall determine to prepare and file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans (a "**Registration**"), then the Company shall promptly send to the Investor a written notice of such determination and if, within 15 days after receipt of such notice, the Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of such Registrable Securities the Investor requests to be registered provided, however, that (A) if such registration involves an underwritten public offering, the Investor requesting such registration must sell its Registrable Securities to the underwriters on the same terms (to the extent applicable) as apply to the Company and (B) if, at any time after giving such written notice of its intention to register its equity securities and prior to the Effective Date of the Registration Statement filed in connection with such registration, the Company shall, for any reason, terminate its attempt to register such equity securities, the Company shall give written notice to the Investor and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

(ii) If a Registration involves an underwritten public offering and the managing underwriter thereof advises the Company that, in its view, the number of shares of Common Stock proposed to be included in such Registration exceeds the largest number of shares of Common Stock that can be sold without having an adverse effect on such public offering (the "**Maximum Offering Size**"), the Company will include in such Registration only that number of shares of Common Stock which does not cause the Maximum Offering Size to be exceeded, in the following order of priorities: (A) first, all securities the Company proposes to sell for its own account, (B) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the registration statement by reason of registration rights existing on or prior to the date hereof, (C) third, the securities requested to be registered by the Investor and (D) fourth, the securities requested to be registered by other holders of securities entitled to participate in the Registration. If as a

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result of the provisions of this Section 7(a)(ii), the Investor is not entitled to include all such Registrable Securities in such registration, the Investor may elect to withdraw its request to include any Registrable Securities in such registration.

(iii) If the Company undertakes a Registration, the Company shall:

(A) Notify the Investor as promptly as reasonably possible of any of the following events: (I) if the Commission issues any stop order suspending the effectiveness of the Registration Statement or initiates any action, claim, suit, investigation or proceeding for that purpose; (II) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any action, claim, suit, investigation or proceeding for such purpose; or (III) the financial statements included in the Registration Statement become ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to the Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Investor in accordance with this paragraph, then the Investor shall suspend the use of the Prospectus until the Company (i) provides copies of a supplemented or amended Prospectus, or (ii) advises in writing that the use of the Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Notwithstanding the foregoing, the Company shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated by reference therein for a period not to exceed 60 consecutive days (or 120 days in the aggregate in any calendar year) if there occurs or exists any pending corporate development the disclosure of which would, in the good faith judgment of the Board of Directors of the Company, be harmful to the business, operations, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole;

(B) Deliver to the Investor, which delivery may be made electronically, by the fifth business day after a Subscriber request, without charge, such reasonable number of copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Investor may reasonably request;

(C) To the extent required by law, prior to registration hereunder, use its reasonable efforts to register or qualify or cooperate with the Investor in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as the Investor requests in writing and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required for any such purpose to (I) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be otherwise required to qualify but for the requirements of this Section 7(a), or (II) subject itself to taxation; and

(D) Comply in all material respects with all applicable rules and regulations of the Commission and the principal stock exchange or market on which the Common Stock is then listed or eligible for trading.

(iv) The Investor shall have the right to select one legal counsel to review and oversee any Registration ("Legal Counsel") at the Investor's expense. The Company and Legal Counsel

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shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

(v) The Company shall pay all reasonable fees and expenses incident to a Registration by the Company, including (A) all registration and filing fees and expenses (including those related to filings with the Commission, in connection with applicable state securities or "blue sky" laws and to Nasdaq), (B) printing expenses (including expenses of printing certificates for Registrable Securities and of printing copies of Prospectuses reasonably requested by the Investor), (C) messenger, telephone and delivery expenses, (D) fees and disbursements of counsel for the Company, and (E) fees and expenses of all other Persons retained by the Company in connection with the Registration. Notwithstanding the foregoing or anything in this Agreement to the contrary, each holder of the Registrable Securities being registered shall pay all commissions and underwriting discounts with respect to any Registrable Securities sold by it and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly).

(vi) In connection with the preparation of a registration statement including the Registrable Securities pursuant to this Section 7, Subscriber agrees to furnish to the Company a completed questionnaire in a form acceptable to the Company upon request. Subscriber agrees further to supplement the questionnaire as necessary to enable the Company to respond to comments, if any, received by the Commission. The Company shall not be required to include any Subscriber that does not complete, date and execute a selling stockholder questionnaire.

(b) Indemnification.

(i) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor and all of its members, officers and employees (and each person, if any, who controls the Investor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) (collectively, the "**Indemnitees**"), from and against any losses, claims, damages or liabilities (collectively, "**Losses**") to which they may become subject (under the 1933 Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse the Indemnitees for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnitees specifically for use in preparation of the Registration Statement; provided, further, however, that the foregoing indemnification shall not inure to the benefit of any Indemnitee who failed to deliver a final Prospectus or an amendment or supplement thereto (provided by the Company to such Indemnitee in the requisite quantity and on a timely basis to permit proper delivery on or prior to the relevant transaction date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement of a material fact contained in any Prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such material misstatement or omission was cured in such final Prospectus or amendment or supplement thereto.

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(ii) Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the 1933 Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and such Subscriber will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 7(b)(ii) be greater in amount than the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.

(iii) Conduct of Indemnification Proceedings. If any action, claim, suit, investigation or proceeding (a "Proceeding") shall be brought or asserted against any person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall be entitled to participate therein, and to the extent that it shall wish to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof. After notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, such Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by Indemnified Party in connection with the defense thereof. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties. If there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and such Indemnifying Party or any affiliate or associate thereof, the Indemnified Party shall be entitled to retain its own counsel at the expense of such Indemnifying Party; provided, further, that no Indemnifying Party shall be responsible for the fees and expense of more than one separate counsel for all Indemnified Parties. The Indemnifying Party shall not settle an action without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten trading days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such reasonable fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(iv) Contribution. If a claim for indemnification under Section 7(b)(i) or (ii) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid

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or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7(b)(iii), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 7(b)(iv) was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(b)(iv) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(b)(iv), the Investor shall not be required to contribute, in the aggregate, any amount which exceeds the net proceeds actually received by the Investor from the sale of the Registrable Securities subject to the Proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Survival and Indemnification.

8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement; provided, however, that the representations and warranties contained in this Agreement shall expire 18 months after the Closing.

8.2 Indemnification. Subject to the provisions of Section 8.1, the Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the

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retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

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If to the Company:

Ruby Creek Resources Inc.
Suite 400, 409 Granville Street
Vancouver, B.C. Canada V6C 1T2
Attention: Rob Slavik, CEO
Fax: 866.672.4994
Email: rts77@telus.net

If to the Investors:

to the addresses set forth on the signature pages hereto.

With a copy to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY 10017
Attention: Mitchell C. Littman, Esq.
Fax: (212) 490-2990

9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Littman Krooks LLP not to exceed $5,000. Such expenses shall be paid not later than the Closing. The Company shall reimburse the Investors for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys' fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents upon demand accompanied by documentation of such expenses. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. In addition, the Company will make such other filings and notices in the manner and time required by the SEC.

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9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof, other than any written confidentiality agreement between the Company and an Investor, which shall continue in full force and effect.

9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. **EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.**

9.12 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights,

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including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company: RUBY CREEK RESOURCES INC.

By: R T Slavik
Name: Rob Slavik
Title: CEO and President

The Investors:

____
Name: David Bukzin

Purchase Price:	$10,000
Number of Shares:	200,000
Number of Warrants:	100,000

Address for Notice: c/o Marcum LLP
655 Third Avenue
New York, NY 10017

Double Trouble Productions, LLC

By:______________________
Name: Jeffrey Weiner
Title: Authorized Signatory

Purchase Price:	$10,000
Number of Shares:	200,000
Number of Warrants:	100,000

Address for Notice: c/o Marcum LLP
10 Melville Park Road
Melville, NY 11747

with a copy to:

Littman Krooks LLP
655 Third Avenue
New York, NY 10017
Attn: Mitchell C. Littman, Esq.
Telephone: 212.490.2020
Facsimile: 212.490.2990

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The Investors:

Name: David Bukzin

Purchase Price: $10,000
Number of Shares: 200,000
Number of Warrants: 100,000

Address for Notice: c/o Marcum LLP
655 Third Avenue
New York, NY 10017

Double Trouble Productions, LLC

By:______________________
Name: Jeffrey Weiner
Title: Authorized Signatory

Purchase Price: $10,000
Number of Shares: 200,000
Number of Warrants: 100,000

Address for Notice: c/o Marcum LLP
10 Melville Park Road
Melville, NY 11747

with a copy to:

Littman Krooks LLP
655 Third Avenue
New York, NY 10017
Attn: Mitchell C. Littman, Esq.
Telephone: 212.490.2020
Facsimile: 212.490.2990

The Investors:

Name: David Bukzin

Purchase Price:	$10,000
Number of Shares:	200,000
Number of Warrants:	100,000

Address for Notice: c/o Marcum LLP
655 Third Avenue
New York, NY 10017

Double Trouble Productions, LLC

By:
Name: Jeffrey Weiner
Title: Authorized Signatory

Purchase Price:	$10,000
Number of Shares:	200,000
Number of Warrants:	100,000

Address for Notice: c/o Marcum LLP
10 Melville Park Road
Melville, NY 11747

with a copy to:

Littman Krooks LLP
655 Third Avenue
New York, NY 10017
Attn: Mitchell C. Littman, Esq.
Telephone: 212.490.2020
Facsimile: 212.490.2990